Filed pursuant to Rule 424(b)(5)

Registration No. 333-282095

Prospectus Supplement

(To Prospectus Dated October 2, 2024)

EASTSIDE DISTILLING, INC.

A Unit Consisting of 196,078 shares of Common Stock

and a Warrant to purchase 98,039 shares of Common Stock

We are offering a Unit of securities consisting of 196,078 shares of our common stock, par value $0.0001 per share, and a Redeemable Warrant to purchase 98,039 shares of our common stock, par value $0.0001 per share. The Unit is being offered at an offering price of $100,000 to accredited investors pursuant to this prospectus supplement and accompanying base prospectus. The Redeemable Warrant will have an exercise price of $0.65 per common share. The Warrant may be exercised after our shareholders approve an increase in the authorized common stock of Eastside Distilling, Inc. (the “Shareholder Approval”) and until the earlier of the third anniversary of the date of issue of the Warrant or the first anniversary of Shareholder Approval.

Our common stock is traded on the NASDAQ Capital Market under the symbol “EAST.” The last reported sale price of our common stock on the NASDAQ Capital Market on November 22, 2024 was $0.56 per share.

We expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on November 25, 2024.

We are currently subject to General Instruction I.B.6 of Form S-3, which limits the amounts of securities that we may sell under the registration statement of which the prospectus supplement and the prospectus form a part. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is $2,103,165, which is based on 3,693,169 shares of our outstanding common stock held by non-affiliates as of November 4, 2024, with a price of $0.648 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on October 22, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period. During the present calendar month and the preceding 12 calendar months, we have sold securities for an aggregate purchase price of $692,000 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review and carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. See “Risk Factors” on page S-5 of this prospectus supplement, page 5 of the prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 25, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 2, 2024, included in our registration statement on Form S-3 (File No. 333-282095), along with the general documents incorporated by referenced therein gives more general information about securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representation.

We are offering to sell and seeking offers to buy our Securities only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the dates on the front of the respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the placement agent, to subscribe for and purchase any of the Securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement to “Eastside Distilling,” “the Company,” “we,” “us” and “our” refer to Eastside Distilling, Inc. and its subsidiaries.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements describe our expectations for the future, and are generally preceded by words indicating anticipation or speculation, such as “intend,” “plan,” “believe,” and the like. Such statements about the future are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. Risks and uncertainties that may cause actual results to differ from our expectations include, but are not limited to, the Company’s ability to execute its business model and strategic plan, the Company’s ability to obtain capital, and the Company’s ability to withstand competitive pressures. Detailed discussion of the risks that may interfere with our plans can be found in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. In addition, detailed discussion of the risks that may interfere with our plans for Beeline Financial Holdings, Inc., a subsidiary that we acquired on October 7, 2024, can be found in the Risk Factors section of the Company’s Current Report on Form 8-K filed on November 21, 2024. Each of these reports is available on our website as well as on the SEC’s EDGAR website. The Form 10-K for the year ended December 31, 2023 and the Current Report filed on November 21, 2024 are among the documents incorporated by reference into this prospectus supplement. You should also consider carefully the risks described in any subsequent reports we file after the date of this prospectus supplement, which reports shall be incorporated by reference in this prospectus supplement in their entirety.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Our Company

Eastside Distilling, Inc. currently operates through two subsidiaries. Bridgetown Spirits Corp. manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages, including whiskey, vodka, rum and tequila, under recognized brands in 30 U.S. states. We sell our products on a wholesale basis to distributors through open states, and brokers in control states.

On October 7, 2024 Beeline Financial Holdings, Inc. (“Beeline”) merged into a subsidiary owned by Eastside Distilling, Inc. and became our second subsidiary. Beeline is a fintech mortgage lender and title provider aimed at transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage and title platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019. with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in 3 locations in the United States.

Corporate Information

Our executive offices are located at 755 Main Street, Monroe, Connecticut 06468. Our telephone number is (484) 800-9154 and our internet address is www.eastsidedistilling.com.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “EAST”.

S-3

THE OFFERING

Securities offered	A Unit consisting of 196,078 shares of our common stock and a Redeemable Common Stock Purchase Warrant to purchase 98,039 shares of our common stock.

Warrants	The Redeemable Common Stock Purchase Warrant included in the Unit allows the Holder of the Warrant to purchase 98,039 shares of our common stock for a price of $0.65 per share. The Warrant may be exercised after the shareholders of Eastside Distilling approve an increase in the authorized shares of Eastside common stock (the “Shareholder Approval”). The Holder’s ability to exercise the Warrant will terminate on the later of (a) the third anniversary of the issue date for the Warrant or (b) the first anniversary of the Shareholder Approval. A Holder may not exercise Warrant for a number of shares that, when combined with Eastside common shares owned beneficially by the Holder and the Holder’s affiliates, would cause the Holder to own more than 4.99% of Eastside’s outstanding common stock. If the market price of Eastside common stock exceeds 175% of the Warrant exercise price for a period of 20 consecutive trading days, Eastside Distilling may call the Warrant for redemption at a nominal sum in twenty days, during which period the Holders may exercise the Warrants.

Common stock to be outstanding prior to this offering	4,493,494 shares of common stock

Common stock to be outstanding immediately after this offering	4,689,572 shares of common stock.

Use of proceeds	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-6.

Nasdaq Capital Market Symbol	“EAST”

Risk Factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

* * * * *

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below and the risk factors incorporated by reference in this prospectus supplement, including (a) under the heading “Risk Factors” contained in our Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) under the heading “Risk Factors” contained in our Current Report on Form 8-K filed on November 21, 2024, each of which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any issuer free writing prospectus supplement that we have authorized for use in connection with this offering. The risks and uncertainties described in the filings referenced above and described below are in addition to risks that apply to most businesses and are not the only risks we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties is actually realized, our business, financial condition, results of operations and/or liquidity could be materially and adversely affected. In that event, the market price for our common stock will likely decline and you may lose all or part of your investment.

Resales of our common stock in the public market as a result of this offering may cause its market price to fall.

We will issue common stock from time to time in connection with this offering. Purchasers may immediately resell the shares in the public market. In addition, the pendency of this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If, for either of these reasons, stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall.

You will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering and we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price of the securities in this offering will exceed the net tangible book value per share of our outstanding common stock prior to this offering. After giving effect to the sale of the Unit in this offering, deducting estimated aggregate offering expenses payable by us, and allocating the entire purchase price of the Units to the common stock included in the Units, you will experience immediate dilution of $2.39 per share, representing the difference between the assumed offering price of $0.51 per share and our as adjusted net tangible book value per share. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management will have broad discretion over the use of any net proceeds from this offering; you may not agree with how we use the proceeds; and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of the Securities in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Eastside Distilling.

The Warrant is speculative in nature and a holders of the Warrant will have no rights as a stockholder until such holder exercises the Warrant and acquires shares of our common stock.

Except as otherwise provided in the warrants, until holders of the warrant acquire our common stock upon exercise of the warrant, holders of the warrant will have no rights with respect to our common stock underlying such warrant. Upon exercise of the warrant, the holder will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the warrant is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrant, and, consequently, whether it will ever be profitable for investors to exercise their warrant.

S-5

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock and warrants in this offering will be approximately $99,000, after deducting estimated offering expenses payable by us.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our product development efforts, the timing and progress of our marketing efforts and the competitive environment for our product candidates. Pending the application of the net proceeds, we intend to invest the net proceeds in interest-bearing accounts and short-term marketable securities.

S-6

DILUTION

If you invest in our securities, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our common stock and the adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value as of September 30, 2024, was a deficit of approximately ($6.188) million or ($1.97) per share of common stock. Our net tangible book value is determined by subtracting our total tangible assets less our liabilities, and dividing this amount by the number of shares of common stock outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Subsequent to September 30, 2024, Beeline merged into a subsidiary of Eastside Distilling. The effect of that merger on the consolidated balance sheet is still being determined, and so the merger is not reflected in this analysis of dilution.

After giving effect to the sale of 196,078 shares of common stock in this offering at an offering price of $0.51 per share of common stock and after deducting estimated offering expenses payable by us, our net tangible book value as of September 30, 2024 would have been a deficit of approximately ($6.287) million, or ($1.88) per share of common stock. This represents an immediate increase in net tangible book value of $0.09 per share to existing stockholders and an immediate dilution of $2.39 per share to new investors purchasing Securities in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.51
Net tangible book value per share as of September 30, 2024	$(1.97)
Increase in book value per share attributable to this offering	$0.09
Adjusted net tangible book value per share after giving effect to this offering		$(1.88)
Dilution in net tangible book value per share to new investors in this offering		$2.39

S-7

DESCRIPTION OF THE WARRANT

The following summary of certain terms and provisions of the warrant that is being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the warrant. You should carefully review the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrant.

Duration and Exercise Price. The warrant offered hereby will entitle the holders thereof to purchase up to an aggregate of 98,039 shares of our common stock at an exercise price of $0.65 per share. The warrant may be exercised after the shareholders of Eastside Distilling approve an increase in the authorized shares of Eastside Distilling common stock (the “Shareholder Approval”). The warrant will cease to be exercisable on the third anniversary of the issue date of the warrant or the first anniversary of the Shareholder Approval, whichever occurs later. The warrant will be issued separately from the common stock and may be transferred separately immediately thereafter.

Exercisability. The warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s warrant up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant, provided that any increase in this limitation shall not be effective until 61 days after notice to us.

Cashless Exercise. In lieu of making cash payment to us upon the exercise of a warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Exercise Price Adjustment. The exercise price of the warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Fundamental Transaction. In the event of any fundamental transaction, as described in the warrant and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our shares of common stock or acquisition of more than 50% of the voting power represented by our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Transferability. In accordance with its terms and subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrant. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. Except as otherwise provided in the warrant or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

S-8

PLAN OF DISTRIBUTION

We are offering the Unit covered by this prospectus to accredited investors who have a previous relationship with Eastside Distilling as shareholders or otherwise as investors.

The offering of the Unit has been and will be made by the officers and directors of Eastside Distilling, Inc. and its subsidiaries. No underwriter, placement agent, sales agent or other intermediary has participated in the offering.

We estimate that the total expenses of the offering payable by us will be approximately $1,000.

We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about November 25, 2024.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Robert Brantl, Esq. Tuckahoe, New York.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by M&K CPAS, PLLC, independent registered public accounting firm, to the extent indicated in its report thereon. Such consolidated financial statements are incorporated by reference into this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Beeline Financial Holdings, Inc. for the year ended December 31, 2023 incorporated in this prospectus by reference to our Current Report on Form 8-K filed on November 22, 2024 have been audited Ciro E. Adams, CPA, LLC, independent registered public accounting firm, to the extent indicated in its report thereon. Such consolidated financial statements are incorporated by reference into this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.eastsidedistilling.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement on Form S-3, and the exhibits thereto, may be obtained from the SEC or from us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-9

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2017, including any amendments or reports filed for the purposes of updating this description;

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 30, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 15, 2024.

●

our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 26, 2024, March 11, 2024, April 10, 2024, May 21, 2024, June 5, 2024, July 10, 2024, August 16, 2024, September 4, 2024, September 5, 2024, September 10, 2024, October 7, 2024, November 14, 2024, November 15, 2024 and November 21, 2024 (except for such portions of our Current Reports filed pursuant to Item 2.02 or Item 7.01 of such report, which shall not be deemed incorporated by reference herein).

our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 28, 2024.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus are delivered, without charge, upon written or oral request, a copy of any or all of the documents referred to above. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Eastside Distilling, Inc.

755 Main Street, Building 4, Suite 3

Monroe, CT 06468

484-800-9154

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-10

PROSPECTUS

Eastside Distilling, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell any combination of common stock, preferred stock or warrants, either individually or in units, with a total value of up to $10,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the trading symbol “EAST.” On September 12, 2024 the reported closing sale price for our common stock was $0.84.

As of September 6, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was $3,941,790, which was calculated based on 2,775,909 shares outstanding held by non-affiliates and a per share closing price of $1.42 reported on the NASDAQ Capital Market on that date. During the prior 12 calendar months and including the date of this prospectus, we have sold securities pursuant to General Instruction I.B.6 of Form S-3 for aggregate proceeds of $442,007. Pursuant to General Instruction I.B.6, in no event will we sell securities registered in this registration statement with a value exceeding more than one-third of our public float in any 12-month period if our public float remains below $75 million.

Purchase of our common stock involves substantial risk. Prior to making a decision about investing in our securities, please review the section entitled “Risk Factors,” which appears on page 5 of this prospectus, and the section entitled “Risk Factors,” which begins on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on April 1, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2024

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $10,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement or free writing prospectus any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.eastsidedistilling.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2017, including any amendments or reports filed for the purposes of updating this description;

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 30, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024; and

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 26, 2024, March 11, 2024, April 10, 2024, May 21, 2024, June 5, 2024, July 10, 2024, August 16, 2024, September 4, 2024, September 5, 2024 and September 10, 2024 (except for such portions of our Current Reports filed pursuant to Item 2.02 or Item 7.01 of such report, which shall not be deemed incorporated by reference herein).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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You may obtain a free copy of any of the filings that are incorporated by reference in this prospectus by writing or by telephoning us at the following address or telephone number:

Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

971-888-4264

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements describe our expectations for the future, and are generally preceded by words indicating anticipation or speculation. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. Risks and uncertainties that may cause actual results to differ from our expectations include, but are not limited to, the Company’s ability to execute its business model and strategic plan, the Company’s ability to obtain capital, and the Company’s ability to withstand competitive pressures. Detailed discussion of the risks that may interfere with our plans can be found in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is available on our website as well as on the SEC’s EDGAR website.

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summary

As used in this prospectus, the terms “we,” “our” and “us” refers to Eastside Distilling, Inc. and its subsidiaries.

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus, the accompanying prospectus supplement, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus and the accompanying prospectus supplement, before making an investment decision. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Our Company

Eastside Distilling, Inc. operate in three segments. Our Craft Canning + Printing (“Craft C+P”) segment provides digital can printing and canning services to the craft beverage industry in Washington and Oregon. In addition to mobile co-packing services we offer co-packing services from a single fixed site in Portland, Oregon. Our Spirits segment manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages under recognized brands in 30 U.S. states. Our corporate segment consists of key accounting personnel and corporate expenses such as public company and board costs, as well as interest on debt.

Craft C+P primarily services the craft beer, cider and kombucha beverage segments. Craft C+P offers digital can printing to customers and co-packing services, as well as operates mobile lines in Seattle and Spokane, Washington; and Portland, Oregon. Our spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum and tequila. We sell our products on a wholesale basis to distributors through open states, and brokers in control states.

Our strategy has been to utilize our public company stature to our advantage and position to expand our two distinct businesses – Craft C+P and Spirits. Our Craft C+P subsidiary aims to grow and vertically integrate its business to expand its product offerings and improve its competitive position. Our spirits portfolio is to be positioned as a leading regional craft spirits provider that develops brands, expands geographic presence growing revenue and cash flow.

Corporate Information

Our executive offices are located at 2321 NE Argyle Street, Suite D, Portland, Oregon 97211. Our telephone number is (971) 888-4264 and our internet address is www.eastsidedistilling.com.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our common stock is listed on The Nasdaq Capital Market under the symbol “EAST”.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before investing in any of our securities, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, which is incorporated herein by reference. You should also carefully consider the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The realization of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

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Any common stock that we offer under this prospectus will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	The terms of the offer;
●	The names of any underwriters, including any managing underwriters, as well as any dealers or agents;
●	The purchase price of the securities to be sold by us;
●	Any delayed delivery arrangements;
●	Any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents; and
●	Other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they will receive compensation.

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DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 106,000,000 shares. The authorized shares consist of 6,000,000 shares of common stock, par value of $0.0001 per share, and 100,000,000 shares of preferred stock, par value of $0.0001 per share. The equity securities currently outstanding are 2,962,900 shares of common stock, 2,500,000 shares of Series B Preferred Stock and 117,598 shares of Series C Preferred Stock. Our common stock is traded on the NASDAQ Capital Market under the symbol “EAST”.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

The transfer agent and registrar for our common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, Oregon 97214 (Telephone: (503) 227-2950).

Series B Preferred Stock

Each share of Series B Preferred Stock has a stated value of $1.00, and the class of stock has a liquidation preference of $2.5 million. The Series B Preferred Stock is convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company with a conversion price of $62.00 per share. The holder of Series B Preferred Stock has voting rights on an as-converted basis. The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of common stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the common stock for the 90 trading days immediately preceding a dividend date (“VWAP”).

Series C Preferred Stock

Each share of Series C Preferred Stock has a stated value of $28.025, and the class of 117,598 shares that remain outstanding have a liquidation preference of $3,296,684. The holder of Series C Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series C Preferred Stock is required for any corporate action that would adversely affect the preferences, privileges or rights of the Series C Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series C Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. Each share of Series C Preferred Stock is convertible into common stock by a conversion ratio equal to the stated value of the Series C share divided by the Series C Conversion Price. The initial Series C Conversion Price is $3.05 per common share, which is subject to reduction under certain circumstances. The number of shares of common stock into which a holder may convert Series C Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

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Undesignated Preferred Stock

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

●	the number of shares constituting that series;

●	dividend rights and rates;

●	voting rights;

●	conversion terms;

●	rights and terms of redemption (including sinking fund provisions); and

●	rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

●	the title and stated value of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

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●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

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●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Eastside Distilling, Inc.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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CERTAIN PROVISIONS OF NEVADA LAW;

THE COMPANY’S ARTICLES
OF INCORPORATION AND BYLAWS

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

The authority granted by our charter to the Board of Directors to authorize classes of Preferred Stock with either specified voting rights or rights providing the holders with voting control over the approval of certain extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company, either by diluting their stock ownership or by vesting voting control over the acquisition in other persons..

Nevada Anti-Takeover laws

The “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes (“NRS”) prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation on Liability and Indemnification Matters

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the NRS. Articles 5 and 6 of our Amended and Restated Articles of Incorporation (“Articles”), Article VII of our Amended and Restated Bylaws (“Bylaws”) and the Nevada Revised Business Statutes, contain indemnification and personal liability limitation provisions.

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Limitation of Personal Liability of Directors and Officers

Our Articles provide that our directors and officers will not be personally liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the limitation on personal liability will not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law or (ii) the unlawful payment of distributions.

Indemnification

Pursuant to our Articles and Bylaws, we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person serving or who served as a director, officer, employee or agent of us, or who is or was serving at our request as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise who is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative, or investigative, threatened, pending, or completed, action, suit, or proceeding, including an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. With respect to actions brought by or in the right of the corporation, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that such person is or was an serving as our agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which the agent will have been adjudged to be liable to us by a court of competent jurisdiction, as described in greater detail in our Bylaws. The payment of expenses includes the requirement that we pay expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

Our Bylaws also provide that we may enter into indemnification agreements with our officers and directors. Our Articles provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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LEGAL MATTERS

Our counsel, Robert Brantl, Esq., 181 Dante Avenue, Tuckahoe, New York 10707, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Eastside Distilling, Inc. for the years ended December 31, 2023 and 2022 that are incorporated by reference into this prospectus and in the registration statement have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference. The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of M&K CPAs, PLLC as experts in auditing and accounting.

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EASTSIDE DISTILLING, INC.

A Unit Consisting of 196,078 shares of Common Stock

and a Warrant to purchase 98,039 shares of Common Stock

Prospectus Supplement

November 25, 2024